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                                                                    EXHIBIT 10.1


                                      LEASE


         THIS LEASE AGREEMENT (this "Lease") is entered into as of September 16, 1999, between OLYMPIA PROPERTIES, L.L.C., a Washington limited liability company ("Landlord"), and INTERTECH MANAGEMENT GROUP, INC. ("Tenant").

DEFINITIONS AND
BASIC PROVISIONS                    1. The definitions and basic provisions set
                           forth in the Basic Lease Information (the "Basic Lease Information") executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes.

LEASE GRANT                         2. Subject to the terms of this Lease,
                           Landlord leases to Tenant, and Tenant leases from Landlord, the Premises.


TERM                                3. If the Commencement Date is not the first
                           day of a calendar month, then the Term shall be extended by the time between the Commencement Date and the first day of the next month. If this Lease is executed before the Premises become vacant or otherwise available and ready for occupancy by Tenant, or if any present occupant of the Premises holds over and Landlord cannot acquire possession of the Premises before the Commencement Date, or if any present tenant holds a right of first refusal or similar right over such space then in any such event
                           (a) Tenant's obligation to pay Rent hereunder shall, unless any delay is caused by Tenant, be waived until the date Landlord tenders possession of the Premises to Tenant, (b) the Term shall be extended by the time between the scheduled Commencement Date and the date on which Landlord tenders possession of the Premises to Tenant, (c) Landlord shall not be in default hereunder or be liable for damages therefor, and (d) Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant. By occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy, subject to the performance of punch-list items that remain to be performed by Landlord, if any. Tenant shall execute and deliver to Landlord, within ten days after Landlord has requested same, a letter confirming (i) the Commencement Date, (ii) that Tenant has accepted the Premises, and (iii) that Landlord has performed all of its obligations with respect to the Premises (except for punch-list items specified in such letter).

RENT                                4. a. Payment. Tenant shall timely pay to
                           Landlord the Basic Rental and all additional sums to be paid by Tenant to Landlord under this Lease, including the amounts set forth in Section 4.b and
                           Section 4.c, without deduction or set off, at Landlord's Address (or such other address as Landlord may from time to time designate in writing to Tenant). Basic Rental shall be payable monthly in advance. The first monthly installment of Basic Rental and the Security Deposit shall be payable contemporaneously with the execution of this Lease; thereafter, monthly installments of Basic Rental shall be due on the first day of the second full calendar month after the Commencement Date and continuing on the first day of each succeeding calendar month during the Term. Basic Rental for any fractional month at the beginning of the Term shall be prorated based on 1/365 of the current annual Basic Rental for each day of the partial month this Lease is in effect, and shall be due on the Commencement Date.

                                    b. Excess. Commencing six (6) months
                           following the Commencement Date, Tenant shall pay an amount (per each rentable square foot in the Premises) equal to the excess ("Excess") from time to time of actual Basic Cost per rentable square foot in the Building over the actual Basic Cost per rentable square in



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                           the Building incurred during the 1999 calendar year
                           (the "Base Year"). Landlord may collect such amount in a lump sum, to be due within 30 days after Landlord furnishes to Tenant the Annual Cost Statement (defined below). Alternatively, Landlord may make a good faith estimate of the Excess to be due by Tenant for any calendar year or part thereof during the Term, and, unless Landlord delivers to Tenant a revision of the estimated Excess, Tenant shall pay to Landlord, on January 1, 2000, and on the first day of each calendar month thereafter, an amount equal to the estimated Excess for such calendar year or part thereof divided by the number of months in such calendar year during the Term. From time to time during any calendar year, Landlord may estimate and re-estimate the Excess to be due by Tenant for that calendar year and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Excess payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Excess as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment pursuant to Section 4.e when actual Basic Cost is available for each calendar year. Notwithstanding anything contained in this Lease to the contrary, Tent shall not be liable for Excess during the first (1st) six (6) months following the Commencement Date.

                                    c. Basic Cost Definition. For the purposes
                           of this Lease, the term "Basic Cost" shall mean all reasonable expenses and disbursements of every kind (subject to the limitations set forth below) and net of any reimbursements or credits which Landlord incurs, pays or becomes obligated to pay in connection with the ownership, operation, and maintenance of the Building (including the associated parking facilities), determined in accordance with generally accepted federal income tax basis accounting principles consistently applied, including but not limited to the following:

                                             (i) Wages and salaries (including
                                    management fees) of all employees to the extent engaged in the operation, repair, replacement, maintenance, and security of the Building, including taxes, insurance and benefits relating thereto;

                                             (ii) All supplies and materials
                                    used in the operation, maintenance, repair, replacement, and security of the Building;

                                             (iii) Annual cost of all capital
                                    improvements made to the Building which
                                    although capital in nature can reasonably be expected to reduce the normal operating costs of the Building, as well as all capital improvements made in order to comply with any law promulgated by any governmental authority after the Commencement Date hereof, as amortized over the useful economic life of such improvements as determined by Landlord in its reasonable discretion (without regard to the period over which such improvements may be depreciated or amortized for federal income tax purposes);

                                             (iv) Cost of all electricity, water
                                    and other utilities, other than the cost of utilities directly reimbursed to Landlord (i.e., through submeters or comparable devices) by the Building's tenants;

                                             (v) Cost of any insurance or
                                    insurance related expense applicable to the Building and Landlord's personal property used in connection therewith;

                                             (vi) All taxes and assessments and
                                    governmental charges whether federal, state, county or municipal, and whether they be by taxing or




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                                    management districts or authorities
                                    presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Building (or its operation), and the grounds, parking areas, driveways, and alleys around the Building, excluding, however, federal and state taxes on income (collectively, "Taxes"); if the present method of taxation changes so that in lieu of the whole or any part of any Taxes levied on the Land or Building, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Building, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term "Taxes" for the purposes hereof;

                                             (vii) Cost of repairs,
                                    replacements, and general maintenance of the Building, including repair, replacement, and general maintenance of the roof, foundation and exterior walls of the Building; and

                                             (viii) Cost of routine service or
                                    maintenance contracts with independent
                                    contractors for the operation, maintenance, repair, replacement, or security of the Building (including, without limitation, alarm service, window cleaning, and elevator maintenance).

                           There are specifically excluded from the definition of the term "Basic Cost" costs (1) for capital improvements made to the Building, other than capital improvements described in subparagraph (iii) above and except for items which, though capital for accounting purposes, are properly considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies, and the like; (2) for repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to tenants of the Building other than Tenant; (3) for interest, amortization or other payments on loans to Landlord; (4) for depreciation of the Building and Landlord's personal property; (5) for leasing commissions, allowances and concessions, marketing costs, lease takeover costs, moving costs and other costs incurred solely in order to lease space in the Building; (6) for legal expenses, other than those incurred for the general benefit of the Building's tenants (e.g., tax disputes); (7) for renovating or otherwise improving space for occupants of the Building or vacant space in the Building; (8) for federal income taxes imposed on or measured by the income of Landlord from the operation of the Building; (9) for any ground leases affecting the Building; (10) for services provided by Landlord's affiliates to the extent in excess of that which would be incurred in an arms length transaction; (11) expenses for which Landlord is actually reimbursed through proceeds of insurance, agreements of indemnity, surety bonds or guaranties incurred by Landlord as a result of a fire or other casualty or as a result of a taking by way of eminent domain;
                           (12) legal expenses incurred in the negotiation, enforcement and termination of tenant leases; (13) fines or penalties incurred by Landlord with respect to any violations by Landlord or the Building or Land arising before the date hereof; (14) all expenses for which Landlord receives reimbursement, other than tenants reimbursement of Basic Costs; (15) expenses incurred by Landlord in its capacity as a corporation, partnership or other business entity and not because of or in connection with Landlord's management, maintenance, repair or operation of the Property; (16) wages, salaries and other expenses or compensation paid to employees of Landlord or Landlord's managing agent above the grade of building superintendent; any management, administrative or overhead fee or similar fee exceeding, in the aggregate, five percent (5%) of the gross monthly collections of the Building; (17) expenses in connection with services or other benefits of a type which are not provided or available to Tenant but which are provided to another tenant of the Building or to some other third party; (18) ground lease rentals, principal or interest payments, refinancing charges or points, or penalties resulting from late payments by


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                           the Landlord, or depreciation; (19) costs incurred in
                           connection with the cure or correction of latent defects (as opposed to the cost of normal repair, maintenance and replacement expected with the construction materials and equipment installed in the Building in light of their specification) at the Building and cost incurred in connection with the removal of asbestos from the Building; (20) franchise, income or other taxes measured or determined based upon Landlord's income except to the extent imposed in lieu of all or any part of Taxes;
                           (21) any particular item or service for which Tenant otherwise reimburses Landlord by direct payment; and
                           (22) any fines or penalties incurred due to actual or alleged violations by Landlord of any governmental rule or authority.

                                    d. Annual Cost Statement. By April 1 of each
                           calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Landlord's actual Basic Cost (the "Annual Cost Statement") for the previous year adjusted as provided in Section 4e. If the Annual Cost Statement reveals that Tenant paid more for Basic Cost than the actual Excess, each in the year for which such statement was prepared, then Landlord shall promptly credit or reimburse Tenant such excess; likewise, if Tenant paid less than the actual Excess, then Tenant shall promptly pay Landlord such deficiency.

                                    e. Adjustments to Basic Cost. With respect
                           to any calendar year or partial calendar year (including the Base Year) in which the Building is not occupied to the extent of ninety-five percent (95%) of the rentable area thereof, the Basic Cost (except costs not affected by occupancy) for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of ninety-five percent (95%) of the rentable area thereof.

                                    f. Audit. Tenant shall have the right to
                           inspect Landlord's records at Landlord's office upon at least seventy-two (72) hours' prior notice during normal business hours during the ninety (90) days following the respective delivery of any such report. The results of any such inspection shall be kept strictly confidential by Tenant and its agents, and Tenant must agree to such confidentiality restrictions and shall specifically agree that the results shall not be made available to any other tenant of the Building. Unless Tenant sends to Landlord any written exception to either such report within said ninety (90) day period, such report shall be deemed final and accepted by Tenant. Tenant shall pay the amount shown on both reports in the manner prescribed in the Lease, whether or not Tenant takes any such written exception, without any prejudice to such exception. If Tenant makes a timely exception, Landlord shall cause its independent certified public accountant to issue a final and conclusive resolution of Tenant's exception. Tenant shall pay the cost of such certification unless Landlord's original determination of annual Basic Cost overstated the amounts thereof by more than five percent (5%).

DELINQUENT
PAYMENT;
HANDLING CHARGES                    5. All payments required of Tenant hereunder
                           shall bear interest from the date due and the expiration of any applicable cure period until paid at the maximum lawful rate. Alternatively, Landlord may charge Tenant a fee equal to eight percent (8%) of a delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent the same are considered to be interest under applicable law, exceed the maximum lawful rate of interest.



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SECURITY DEPOSIT                    6. If Tenant at any time delivers a Security
                           Deposit to Landlord, such Security Deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord's damages upon an Event of Default (defined below). Landlord may, from time to time and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation which Tenant was obligated, but failed, to perform hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Within ninety (90) days after the expiration of the Term, provided Tenant has performed all of its obligations hereunder, Landlord shall return to Tenant the balance of the Security Deposit not applied to satisfy Tenant's obligations. If Landlord transfers its interest in the Premises, then Landlord may assign the Security Deposit to the transferee and Landlord thereafter shall have no further liability for the return of the Security Deposit.

LANDLORD'S
OBLIGATIONS                         7. a. Services. Provided no Event of Default
                           exists, Landlord shall use all reasonable efforts to furnish to Tenant (i) water (hot and cold) at those points of supply provided for general use of tenants of the Building; (ii) heated and refrigerated air conditioning as appropriate, at such times as Landlord normally furnishes these services to all tenants of the Building, and at such temperatures and in such amounts as are reasonably considered by Landlord to be standard; (iii) janitorial service to the Premises on weekdays other than holidays for Building-standard installations (Landlord reserves the right to bill Tenant separately for extra janitorial service required for non-standard installations) and such window washing as may from time to time in Landlord's judgment be reasonably required; (iv) elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may reasonably limit the number of elevators to be in operation at times other than during customary business hours and on holidays; (v) replacement of Building-standard light bulbs and fluorescent tubes at the Premises, provided that Landlord's standard charge for such bulbs and tubes shall be paid by Tenant; and (vi) electrical current during normal business hours other than for any equipment that requires more than 110 volts, or other equipment whose electrical energy consumption exceeds normal office usage. Landlord shall maintain the common areas of the Building in reasonably good order and condition, except for damage occasioned by Tenant, or its employees, agents or invitees. If Tenant desires any of the services specified in this Section 7.a at any time other than times herein designated, such services shall be supplied to Tenant upon the written request of Tenant delivered to Landlord before 3:00 p.m. on the business day preceding such extra usage, and Tenant shall pay to Landlord the reasonable cost of such services within ten days after Landlord has delivered to Tenant an invoice therefor.

                                    b. Excess Utility Use. Landlord shall use
                           reasonable efforts to furnish electrical current for computers, electronic data processing equipment, special lighting, equipment that requires more than 110 volts, or other equipment whose electrical energy consumption exceeds normal office usage through the then-existing feeders and risers serving the Building and the Premises, and Tenant shall pay to Landlord the reasonable cost of such service within ten days after Landlord has delivered to Tenant an invoice therefor. Landlord may determine the amount of such additional consumption and potential consumption by either or both: (i) a survey of standard or average tenant usage of electricity in the Building performed by a reputable consultant selected by Landlord and reasonably acceptable to Tenant and paid for by Tenant; or (ii) a separate meter in the Premises installed, maintained, and read by Landlord, at Tenant's expense. Tenant shall not install any electrical equipment requiring special wiring or requiring voltage in excess of 110 volts or otherwise





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                           exceeding Building capacity unless approved in
                           advance by Landlord. Landlord acknowledges that Tenant will install a data center subject to the requirements set forth in this Section 7.b. except for the requirement that Landlord has written notice thereof. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring required to meet Tenant's excess electrical requirements shall, upon Tenant's written request, be installed by Landlord, at Tenant's cost, if, in Landlord's sole and absolute judgment, the same are necessary and shall not cause permanent damage or injury to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building. If Tenant uses machines or equipment (other than general office machines, excluding computers and electronic data processing equipment) in the Premises which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises, and the reasonable cost thereof, including the cost of installation, operation, use, and maintenance, shall be paid by Tenant to Landlord within ten days after Landlord has delivered to Tenant an invoice therefor.

                                    c. Discontinuance. Landlord's obligation to
                           furnish services under Section 7.a shall be subject to the rules and regulations of the supplier of such services and governmental rules and regulations. Landlord may, upon not less than 5 days' prior written notice to Tenant, discontinue any such service to the Premises, provided Landlord first arranges for a direct connection thereof through the supplier of such service. Tenant shall, however, be responsible for contracting with the supplier of such service and for paying all deposits for, and costs relating to, such service.

                                    d. Restoration of Services; Abatement.
                           Landlord shall use reasonable efforts to restore any service that becomes unavailable; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or, except as provided in the next sentence, entitle Tenant to any abatement of Tenant's obligations hereunder. However, if Tenant is prevented from making reasonable use of the Premises for more than 10 consecutive days because of the unavailability of any such service, Tenant shall, as its exclusive remedy therefor, be entitled to a reasonable abatement of Rent for each consecutive day (after such 10-day period) that Tenant is so prevented from making reasonable use of the Premises.

                                    e. Year 2000 Disclaimer. Except for Tenant's
                           remedy of rental abatement in accordance with Section 7(d) above, Landlord hereby disclaims any liability for any and all damages, injuries or other losses, whether ordinary, special, consequential, punitive or otherwise, arising out of, relating to or in connection with (a) the failure of any automated, computerized and/or software system or other technology used in, or about the Building or relating to the management or operation of the Building to accurately receive, provide or process date/time data (including, but not limited to, calculating, comparing and sequencing) both before and after September 9, 1999 and before, after, during and between the years 1999 A.D. and 2000 A.D., and lease year calculations; and/or (b) the malfunction, ceasing to function or providing of invalid or incorrect results by any such technology as a result of date/time data. The foregoing disclaimer shall apply to any such technology used in, on, or about the Building or that affects the Building, whether or not such technology is within the control of Landlord or any of Landlord's agents or representatives. THE FOREGOING DISCLAIMER INCLUDES A DISCLAIMER OF ALL WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, WITH RESPECT TO THE MATTERS DESCRIBED HEREIN, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.




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IMPROVEMENTS;
ALTERATIONS;
REPAIRS;
MAINTENANCE                         8. a. Improvements; Alterations.
                           Improvements to the Premises shall be installed at the expense of Tenant only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord. After the initial Tenant improvements are made, no alterations or physical additions in or to the Premises may be made without Landlord's prior written consent. Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type on or about the Premises without the prior written consent of Landlord, which approval shall not be unreasonably withheld or delayed. All alterations, additions, or improvements (whether temporary or permanent in character, and including without limitation all air-conditioning equipment and all other equipment that is in any manner connected to the Building's plumbing system) made in or upon the Premises, either by Landlord or Tenant, shall be Landlord's property at the end of the Term and shall remain on the Premises without compensation to Tenant; provided, however, if Tenant obtains Landlord's prior written approval, Tenant shall have the right to remove trade fixtures and Tenant-installed improvements during the Term so long as Tenant repairs any damage caused by removal. Approval by Landlord of any of Tenant's drawings and plans and specifications prepared in connection with any improvements in the Premises shall not constitute a representation or warranty of Landlord as to the adequacy or sufficiency of such drawings, plans and specifications, or the improvements to which they relate, for any use, purpose, or condition, but such approval shall merely be the consent of Landlord as required hereunder. Notwithstanding anything in this Lease to the contrary, Tenant shall be responsible for the cost of all work required to comply with the retrofit requirements of the Americans with Disabilities Act of 1990, and all rules, regulations, and guidelines promulgated thereunder, as the same may be amended from time to time, necessitated by any installations, additions, or alterations made in or to the Premises at the request of or by Tenant or by Tenant's use of the Premises (other than retrofit work whose cost has been particularly identified as being payable by Landlord in an instrument signed by Landlord and Tenant), regardless of whether such cost is incurred in connection with retrofit work required in the Premises (including the Work described in Exhibit D) or in other areas of the Building.

                                    b. Repairs; Maintenance. Tenant shall
                           maintain the Premises in a clean, safe, operable, attractive condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises. Landlord shall not be responsible for cleaning the Premises except as set forth in this Lease. Tenant shall repair or replace, subject to Landlord's direction and supervision, any damage to the Building caused by Tenant or Tenant's agents, contractors, or invitees. If Tenant fails to make such repairs or replacements within 10 days after the occurrence of such damage, then Landlord may make the same at Tenant's reasonable cost. In lieu of having Tenant repair any such damage outside of the Premises, Landlord may repair such damage at Tenant's reasonable cost. The reasonable cost of any repair or replacement work performed by Landlord under this
                           Section 8 shall be paid by Tenant to Landlord within ten days after Landlord has delivered to Tenant an invoice therefor.

                                    c. Performance of Work. All work described
                           in this Section 8 shall be performed only by Landlord or by contractors and subcontractors approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage against such risks, in such amounts, and with such companies as Landlord may reasonably require, and to procure payment and performance bonds reasonably satisfactory to Landlord covering the cost of the work. All such work shall be performed in accordance with all legal requirements and in a good and workmanlike manner so as not to damage the Premises, the primary structure or structural qualities of the Building, or plumbing, electrical lines, or other utility transmission facility. All such work which may affect the HVAC, electrical system, or plumbing must be approved by the Building's engineer of record.

                                    d. Mechanic's Liens. Tenant shall not permit
                           any mechanic's liens to be filed against the Premises or the Building for any work performed, materials furnished, or obligation incurred by or at the request of Tenant. If such a lien is filed, then Tenant shall, within ten days after Landlord has delivered notice of the filing to Tenant, either pay the amount of the lien or diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten days after Landlord has delivered to Tenant an invoice therefor.

USE                                 9. Tenant shall continuously occupy and use
                           the Premises only for the Permitted Use and shall comply with all laws, orders, rules, and regulations relating to the use, condition, and occupancy of the Premises. The Premises shall not be used for any use which is disreputable or creates extraordinary fire hazards or results in an increased rate of insurance on the Building or its contents or the storage of any hazardous materials or substances. If, because of Tenant's acts, the rate of insurance on the Building or its contents increases, then such acts shall be an Event of Default, Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not constitute a waiver of any of Landlord's other rights. Tenant shall conduct its business and control its agents, employees, and invitees in such a manner as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building.

ASSIGNMENT AND
SUBLETTING                          10. a. Transfers; Consent. Tenant shall not,
                           without the prior written consent of Landlord (which Landlord agrees will not be unreasonably withheld or delayed), (i) advertise that any portion of the Premises is available for lease; (ii) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (iii) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (iv) sublet any portion of the Premises without Landlord's consent, not to be unreasonably withheld or delayed, (v) grant any license, concession, or other right of occupancy of any portion of the Premises, or (vi) permit the use of the Premises by any parties other than Tenant (any of the events listed in clauses (ii) through (vi) being a "Transfer"). If Tenant requests Landlord's consent to a Transfer, then Tenant shall provide Landlord with a written description of all material terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character. Tenant shall reimburse Landlord for its reasonable attorneys' fees and other expenses incurred in connection with considering any request for its consent to a Transfer. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes the Tenant's obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the

                           Transfer, and only to the extent of the rent it has agreed to pay Tenant therefor. Landlord's consent to a Transfer shall not release Tenant from performing its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect, as long as such Event of Default remains uncured, directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so.

                                    b. Cancellation. Except as provided in
                           paragraph 10.d. below, Landlord may, within 15 days after submission of Tenant's written request for Landlord's consent to a Transfer, cancel this Lease (or, as to a subletting or assignment, cancel as to the portion of the Premises proposed to be sublet or assigned) as of the date the proposed Transfer was to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer and all brokerage commissions paid or payable by Landlord in connection with this Lease that are allocable to such portion of the Premises. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.

                                    c. Additional Compensation. Except as
                           provided in paragraph 10.d. below, Tenant shall pay to Landlord, immediately upon receipt thereof, fifty percent (50%) of all compensation (less Tenant's actual reasonable expenses associated therewith) received by Tenant for a Transfer that exceeds the Basic Rental and Tenant's share of Excess allocable to the portion of the Premises covered thereby.

                                    d. Related Entity. If no default on the part
                           of Tenant has occurred and is continuing, Tenant may assign this Lease to an entity into which Tenant is merged or consolidated, to an entity to which substantially all of Tenant's assets are transferred or to a Related Entity (hereinafter defined), without first obtaining Landlord's written consent, if Tenant notifies Landlord at least ten (10) business days prior to the proposed transaction, providing information reasonably satisfactory to Landlord in order to determine the net worth both of the successor entity and of Tenant immediately prior to such assignment, and showing the net worth of the successor to be sufficient to pay all rental obligations under this Lease. As used herein, "Related Entity" means a parent or subsidiary corporation or any corporation under the common control of the owner of the controlling interest of the undersigned Tenant's voting common stock.

INSURANCE; WAIVERS;
SUBROGATION; INDEMNITY              11. a. Insurance. Tenant shall at its
                           expense procure and maintain throughout the Term the following insurance policies: (i) comprehensive general liability insurance in amounts of not less than a combined single limit of $4,000,000 (the "Initial Liability Insurance Amount") or such other amounts as Landlord may from time to time reasonably require, insuring Tenant, Landlord, and Landlord's agents against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises, (ii) contractual liability insurance coverage sufficient to cover Tenant's indemnity obligations hereunder,
                           (iii) insurance covering the full value of Tenant's property and improvements, and other property (including property of others), in the Premises, and (iv) business interruption insurance. Tenant's insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord's policy will be excess over Tenant's policy. Tenant shall furnish certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least 30 days before cancellation or a material change of any such insurance. All such insurance policies shall be in form, and issued by companies, reasonably satisfactory to Landlord.

                                    b. Waiver; No Subrogation. Landlord shall
                           not be liable to Tenant or those claiming by, through, or under Tenant for any injury to or death of any person or persons or the damage to or theft, destruction, loss, or loss of use of any property (a "Loss") caused by casualty, theft, fire, third parties, or any other matter beyond the control of Landlord, or for any injury or damage or inconvenience which may arise through repair or alteration of any part of the Building, or failure to make repairs, or from any other cause, except if such Loss is caused by Landlord's negligence or misconduct. Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy that covers the Building, the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or, in the case of Tenant's waiver, is required to be insured against under the terms hereof, regardless of whether the negligence or fault of the other party caused such loss. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party.

                                    c. Indemnity. Subject to Section 11.b,
                           Tenant shall defend, indemnify, and hold harmless Landlord and its agents from and against all claims, demands, liabilities, causes of action, suits, judgments, and expenses (including attorneys' fees) for any Loss arising from any occurrence on the Premises or from Tenant's failure to perform its obligations under this Lease (other than a Loss arising from the negligence or willful misconduct of Landlord or its agents or employees). Landlord shall indemnify, defend and hold harmless Tenant and its officers, directors, employees and agents against any claim by any third party for damage to person or Premises or from any other act or omission or negligence of Landlord or any of Landlord's employees or agents. Landlord's obligations under this section shall survive the termination of this Lease. This indemnity provision shall survive termination or expiration of this Lease.

                                    d. Landlord's Insurance. Landlord shall
                           maintain "All-Risk" property insurance at replacement cost, including loss of rents, on the Building, and Commercial General Liability insurance policies covering the common areas of the Building, each with such terms, coverages and conditions as are normally carried by reasonably prudent owners of properties similar to the Building.

SUBORDINATION
ATTORNMENT;
NOTICE TO
LANDLORD'S
MORTGAGEE                           12. a. Subordination. This Lease shall be
                           subordinate to any deed of trust, mortgage, or other security instrument (a "Mortgage"), or any ground lease, master lease, or primary lease (a "Primary Lease"), that now or hereafter covers all or any part of the Premises (the mortgagee under any Mortgage or the lessor under any Primary Lease is referred to herein as "Landlord's Mortgagee"). Landlord's

                           Mortgagee may at any time, without notice to or consent of Tenant, elect to subordinate any such Mortgage or Primary Lease to this Lease.

                                    b. Attornment. Tenant shall attorn to any
                           party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such agreements confirming such attornment as such party may reasonably request. At any time that the Building is made subject to any ground lease or mortgage, Landlord shall cause the mortgagee or ground lessor to deliver to Tenant a non-disturbance agreement reasonably acceptable to Tenant, providing that so long as Tenant is not in default under this Lease after the expiration of any applicable notice and cure periods, Tenant may remain in possession of the Premises under the terms of this Lease, even if the ground lessor should terminate the ground lease or if the mortgagee or its successor should acquire Landlord's title to the Building.

                                    c. Notice to Landlord's Mortgagee. Tenant
                           shall not seek to enforce any remedy it may have for any default on the part of the Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee a reasonable opportunity to perform Landlord's obligations hereunder.

RULES AND REGULATIONS               13. Tenant shall comply with the rules and
                           regulations of the Building which are attached hereto as Exhibit B. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are applicable to all tenants of the Building and will not unreasonably interfere with Tenant's use of the Premises. Tenant shall be responsible for the compliance with such rules and regulations by its employees, agents, and invitees.

CONDEMNATION                        14. a. Taking - Landlord's and Tenant's
                           Rights. If any part of the Building is taken by right of eminent domain or conveyed in lieu thereof (a "Taking"), and such Taking prevents Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking, then Landlord may, at its expense, relocate Tenant to office space reasonably comparable to the Premises and reasonably acceptable to Tenant, provided that Landlord notifies Tenant of its intention to do so within 60 days after the Taking. Such relocation may be for a portion of the remaining Term or the entire Term. Landlord shall complete any such relocation within 120 days after Landlord has notified Tenant of its intention to relocate Tenant. If Landlord does not elect to relocate Tenant following such Taking, or if the new premises is not reasonably acceptable to Tenant, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within 90 days after the Taking, and Rent shall be apportioned as of the date of such Taking. If Landlord does not relocate Tenant and Tenant does not terminate this Lease, then Rent shall be abated from the date of such Taking on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

                                    b. Taking - Landlord's Rights. If any
                           material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds received for a Taking to Landlord's Mortgagee, then this Lease, at the option of Landlord, exercised by written notice to Tenant within 120 days after such Taking, shall terminate and Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease and Tenant is not relocated, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 14.a.

                                    c. Award. If any Taking occurs, then
                           Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken, and Tenant may separately pursue a claim against the condemnor for the value of Tenant's personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.

FIRE OR OTHER
CASUALTY                            15. a. Repair Estimate. If the Premises or
                           the Building are damaged by fire or other casualty (a "Casualty"), Landlord shall, within 120 days after such Casualty, deliver to Tenant a good faith estimate (the "Damage Notice") of the time needed to repair the damage caused by such Casualty.

                                    b. Landlord's and Tenant's Rights. If a
                           material portion of the Premises or the Building is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within 180 days after the commencement of repair, then Landlord may, at its expense, relocate Tenant to office space reasonably comparable to the Premises and reasonably acceptable to Tenant, provided that Landlord notifies Tenant of its intention to do so in the Damage Notice. Such relocation may be for a portion of the remaining Term or the entire Term. Landlord shall complete any such relocation within 180 days after Landlord has delivered the Damage Notice to Tenant. If Landlord does not elect to relocate Tenant following such Casualty, or if the new premises is not reasonably acceptable to Tenant, then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant and Rent shall be apportioned from the date of such Casualty. If Landlord does not relocate Tenant and Tenant does not terminate this Lease, then (subject to Landlord's rights under Section 15.c) Landlord shall repair the Building or the Premises, as the case may be, as provided below, and Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of the repair, unless Tenant caused such damage, in which case, Tenant shall continue to pay Rent without abatement.

                                    c. Landlord's Rights. If a Casualty damages
                           a material portion of the Building, and Landlord makes a good faith determination that restoring the Premises would be uneconomical, or if Landlord is required to pay any insurance proceeds arising out of the Casualty to Landlord's Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within 120 days after the Damage Notice has been delivered to Tenant, and Basic Rental hereunder shall be abated as of the date of the Casualty.

                                    d. Repair Obligation. If neither party
                           elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, commence to repair the Building and the Premises and shall proceed with reasonable diligence to restore the Building and Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any part of the furniture, equipment, fixtures, and other improvements which may have been placed by, or at the request of, Tenant or other occupants in the Building or the Premises, and Landlord's obligation to repair or restore the Building or Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question unless Landlord defaulted in its obligation to carry the insurance required by Section 11.d. above.

TAXES                               16. Tenant shall be liable for all taxes
                           levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay the same, or if the assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, upon demand, that part of such taxes for which Tenant is primarily liable hereunder.

EVENTS OF
DEFAULT                             17. Each of the following occurrences shall
                           constitute an "Event of Default":

                                    a. Tenant's failure to pay Rent, or any
                           other sums due from Tenant to Landlord under the Lease (or any other lease executed by Tenant for space in the Building), when due and the continuance of such failure for a period of five (5) days; provided, however, Landlord agrees to give Tenant written notice of a monetary default three (3) times in each twelve (12) consecutive month period during the Term and Tenant will not be deemed to have committed an Event of Default unless Tenant fails to make payment within five (5) days following the date of such notice;

                                    b. Tenant's failure to perform, comply with,
                           or observe any other agreement or obligation of Tenant under this Lease (or any other lease executed by Tenant for space in the Building) and the continuance of such failure for a period of twenty
                           (20) days following the date of written notice from Landlord;

                                    c. The filing of a petition by or against
                           Tenant (the term "Tenant" shall include, for the purpose of this Section 17.c, any guarantor of the Tenant's obligations hereunder) (i) in any bankruptcy or other insolvency proceeding; (ii) seeking any relief under any state or federal debtor relief law;
                           (iii) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease; or (iv) for the reorganization or modification of Tenant's capital structure;

                                    d. Tenant shall desert or vacate the entire
                           Premises for a period of thirty (30) or more consecutive days; and

                                    e. The making by Tenant of an assignment for
                           the benefit of its creditors.

REMEDIES                            18. Upon any Event of Default, Landlord may,
                           in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any of the following actions:

                                    a. Terminate this Lease by giving Tenant
                           written notice thereof, in which event, Tenant shall pay to Landlord the sum of (i) all Rent accrued hereunder through the date of termination, (ii) all amounts due under Section 19.a., and (iii) an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the "Prime Rate" as published on the date this Lease is terminated by The Wall Street Journal, Southeast Edition, in its listing of "Money Rates", minus (B) the then present fair rental value of the Premises for such period, similarly discounted; or

                                    b. Terminate Tenant's right to possession of
                           the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (i) all Rent and other amounts accrued hereunder to the date of termination of possession, (ii) all amounts due from time to time under Section 19.a., and (iii) all Rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period. Landlord shall use reasonable efforts to relet the Premises on commercially reasonable terms (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building. Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring action against Tenant to collect amounts due by Tenant, without the necessity of Landlord's waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises shall be deemed to be taken under this Section 18.b. If Landlord elects to proceed under this Section 18.b., it may at any time elect to terminate this Lease under Section 18.a.

                                    c. Additionally, without notice, Landlord
                           may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant.

PAYMENT BY TENANT;
NON-WAIVER                          19. a. Payment by Tenant. Upon any Event of
                           Default, Tenant shall pay to Landlord all reasonable costs incurred by Landlord (including court costs and reasonable attorneys' fees and expenses) in (i) obtaining possession of the Premises, (ii) removing and storing Tenant's or any other occupant's property, (iii) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (iv) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (v) performing Tenant's obligations which Tenant failed to perform, and (vi) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default.

                                    b. No Waiver. Landlord's acceptance of Rent
                           following an Event of Default shall not waive Landlord's rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such term or violation of any other term.

                                    c. Reletting. Tenant acknowledges that
                           Landlord has entered into this Lease in reliance upon, among other matters, Tenant's agreement and continuing obligation to pay all Rent due throughout the Term. To the extent required by law, Landlord agrees to use reasonable efforts following any Event of Default to relet the Premises or otherwise mitigate Landlord's damages arising from such Event of Default; provided, however, Tenant agrees that Landlord has no obligation to: (i) relet the Premises prior to leasing any other space within the Building;
                           (ii) relet the Premises (A) at a rental rate or otherwise on terms below market, as then determined by Landlord in its sole discretion; (B) to any entity not satisfying Landlord's then standard financial credit risk criteria; (C) for a use (1) not consistent with general office purposes; (2) which would violate then applicable law or any restrictive covenant or other lease affecting the Building; (3) which would impose a greater burden upon the Building's parking, HVAC or other facilities; and/or
                           (4) which would
                           involve any use of Hazardous Materials; (iii) divide the Premises, install new demising walls or otherwise reconfigure the Premises to make same more marketable; (iv) pay any leasing or other commissions arising from such reletting, unless Tenant unconditionally delivers Landlord, in good and sufficient funds, the full amount thereof in advance;
                           (v) pay, and/or grant any allowance for, tenant finish or other costs associated with any new lease, even though same may be amortized over the applicable lease term, unless Tenant unconditionally delivers Landlord, in good and sufficient funds, the full amount thereof in advance; and/or (vi) relet the Premises, if to do so, Landlord would be required to alter other portions of the Building, make ADA-type modifications or otherwise install or replace any sprinkler, security, safety, HVAC or other Building operating systems.

LANDLORD'S LIEN                     20. Landlord disclaims any statutory or
                           constitutional lien.

SURRENDER OF
PREMISES                            21. No act by Landlord shall be deemed an
                           acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless the same is made in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located thereon in good repair and condition, reasonable wear and tear (and condemnation and fire or other casualty damage not caused by Tenant, as to which Sections 14 and 15 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises by Tenant (but Tenant shall not remove any such item which was paid for, in whole or in part, by Landlord). Additionally, Tenant shall remove such alterations, additions, improvements, trade fixtures, equipment, wiring and furniture as Landlord may request. Tenant shall repair all damage caused by such removal. All items not so removed shall be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items. The provisions of this Section 21 shall survive the end of the Term.

HOLDING OVER                        22. If Tenant fails to vacate the Premises
                           at the end of the Term, then Tenant shall be a tenant at will and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, Tenant shall pay, in addition to the other Rent, a daily Basic Rental equal to the greater of (a) 150% of the daily Basic Rental payable during the last month of the Term, or (b) 150% of the prevailing rental rate in the Building for similar space.

CERTAIN RIGHTS
RESERVED BY
LANDLORD                            23. Provided that the exercise of such
                           rights does not unreasonably interfere with Tenant's occupancy of the Premises, Landlord shall have the following rights:

                                    a. To decorate and to make inspections,
                           repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building, or any part thereof; for such purposes, to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;

                                    b. To take such reasonable measures as
                           Landlord deems advisable for the security of the Building and its occupants, including without limitation reasonable searching all persons entering or leaving the Building; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Saturdays, Sundays, and holidays, subject, however, to Tenant's right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time which may include by way of example, but not of limitation, that persons entering or leaving the Building, whether or not during normal business hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Building;

                                    c. To change the name by which the Building
                           is designated; and

                                    d. To enter the Premises at all reasonable
                           hours and upon reasonable prior written notice to show the Premises to prospective purchasers, lenders, or tenants.

SUBSTITUTION
SPACE                               24. a. From time to time during the Term,
                           Landlord may substitute for the portion of the Premises currently located in Suite 210 of the Building, containing approximately 2,886 rentable square feet (the "2nd Floor Premises") for other space at least equal in size to the 2nd Floor Premises and is located in the Building or in any other comparable building owned by Landlord or an affiliate of Landlord (the "Substitution Space").

                                    b. If Landlord exercises such right by
                           giving Tenant notice thereof ("Substitution Notice") at least 30 days before the effective date of such substitution, then (i) the description of the 2nd Floor Premises shall be replaced by the description of the Substitution Space; and (ii) all of the terms and conditions of this Lease shall apply to the Substitution Space except that if the Substitution Space contains more square footage than the 2nd Floor Premises, then the Basic Rental then in effect shall be increased proportionately (provided that such increase shall not exceed 10% of the Basic Rental due for the 2nd Floor Premises) and shall be subject to adjustment as herein provided. The effective date of such substitution (the "Substitution Effective Date") shall be the date specified in the Substitution Notice or, if Landlord is required to perform tenant finish work to the Substitution Space under Section 24.c, then the date on which Landlord substantially completes such tenant finish work. If Landlord is delayed in performing the tenant finish work by Tenant's actions (either by Tenant's change in the plans and specifications for such work or otherwise), then the Substitution Effective Date shall not be extended and Tenant shall pay Rent for the Substitution Space beginning on the date specified in the Substitution Notice.

                                    c. Tenant may either accept possession of
                           the Substitution Space in its "as is" condition as of the Substitution Effective Date or require Landlord to alter the Substitution Space in the same manner as the 2nd Floor Premises were altered or were to be altered. Tenant shall deliver to Landlord written notice of its election within ten days after the Substitution Notice has been delivered to Tenant. If Tenant fails to timely deliver notice of its election or if an Event of Default then exists, then Tenant shall be deemed to have elected to accept possession of the Substitution Space in its "as is" condition. If Tenant timely elects to require Landlord to alter the Substitution Space, then Tenant shall continue to occupy the 2nd Floor Premises (upon all of the terms of this Lease) until the Substitution Effective Date.

                                    d. Tenant shall move from the 2nd Floor
                           Premises into the Substitution Space and shall surrender possession of the 2nd Floor Premises as provided in Section 21 by the Substitution Effective Date. If Tenant occupies the 2nd Floor Premises after the Substitution Effective Date, then Tenant's occupancy of the 2nd Floor Premises shall be a tenancy at will (and, without limiting all other rights and remedies available to Landlord, including instituting a forcible detainer suit), Tenant shall pay Basic Rental for the 2nd Floor Premises as provided in Section 22 and all other Rent due therefor until such occupancy ends; such amounts shall be in addition to the Rent due for the Substitution Space.

                                    e. If Landlord exercises its substitution
                           right, then Landlord shall reimburse Tenant for Tenant's reasonable out-of-pocket expenses for moving Tenant's furniture, equipment, supplies and telephone equipment from the 2nd Floor Premises to the Substitution Space and for reprinting Tenant's stationery of the same quality and quantity of Tenant's stationery supply on hand immediately prior to Landlord's notice to Tenant of the exercise of this relocation right. If the Substitution Space contains more square footage than the 2nd Floor Premises, and, if the 2nd Floor Premises were carpeted, Landlord shall supply and install an equal amount of carpeting of the same or equivalent quality and color.

ENVIRONMENTAL
REQUIREMENTS                        25. a. General. Except for such incidental
                           cleaning agents and solutions or maintenance materials used in the ordinary course or materials and goods stored as part of Tenant's business operations (but such use and storage shall be in compliance with all Environmental Requirements), Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or store or use any Hazardous Material in or about the Premises without Landlord's prior written consent. Tenant, at its sole cost and expense, shall operate its business in the Premises in compliance with all Environmental Requirements, and will obtain, comply with, and properly maintain all permits and licenses, or applications required by Environmental Requirements for its operations. The term "Environmental Requirements" means all applicable present and future statutes, regulations, ordinances, rules, codes, or other similar enactments of any governmental authority of agency, and any applicable judicial, administrative or regulatory decrees, judgments, orders, or policies regulating or relating to any Hazardous Materials or pertaining to health, safety, industrial hygiene, or the environmental conditions on, under, or about the Premises or the environment, including, without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"); the Resource Conservation and Recovery Act; the Toxic Substances Control Act; the Clean Air Act; the Federal Water Pollution Control Act; the Federal Hazardous Materials Transportation Act; and all state and local counterparts, supplements or additions thereto, and any regulations or policies promulgated or issued thereunder. The term "Hazardous Materials" means and includes petroleum (as defined in CERCLA), asbestos and any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, under any Environmental Requirements.

                                    b. Indemnity. Tenant shall indemnify,
                           defend, and hold Landlord and its partners, officers, directors, agents and employees harmless from and against any and all manner of losses (including, without limitation, diminution in value of the Premises or the Building and loss of rental income from the Building), claims, demands, actions, suits, damages (including, without limitation, punitive damages), fines, penalties, administrative and judicial proceedings, judgments, settlements, expenses (including, without limitation, consultant fees, attorneys' fees, or expert fees) which arise during or after the Lease Term which are brought or recoverable against, or suffered or incurred by Landlord or such parties as a result of any breach of the obligations under this Section 25 or noncompliance with any Environmental Requirement by Tenant, it agents, employees, contractors, subtenants, or invitees, regardless of whether Tenant had knowledge of such noncompliance. The indemnification and hold harmless obligations of Tenant shall survive any termination of this Lease, any renewal, expansion or amendment of this Lease and/or the execution and delivery of any new lease with Tenant covering all or any portion of the Project.

                                    c. Assessments. Landlord shall have access
                           to, and a right to perform inspections and tests of, the Premises as it may require to determine Tenant's compliance with Environmental Requirements and Tenant's obligations under this Section 25. Access shall be granted to Landlord upon Landlord's prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant's operations. Such inspections and tests shall be conducted at Landlord's expense, unless such inspections or tests reveal the presence of Hazardous Material or reveal, based on Landlord's reasonable determination, that Tenant has not complied with all Environmental Requirements, in which case Tenant shall immediately, upon demand, reimburse Landlord for the reasonable cost of such inspection and tests. At the expiration or earlier termination of the Lease, Landlord shall have the right, at its option and at Tenant's sole cost and expense, to undertake an environmental assessment of the Premises to determine Tenant's compliance with all Environmental Requirements. Landlord and Tenant agree that Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant.

MISCELLANEOUS                       26. a. Landlord Transfer. Landlord may
                           transfer, in whole or in part, the Building and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder, except the obligation to return to Tenant any Security Deposit not delivered to its transferee. Landlord agrees to give Tenant written notice if Landlord sells the Building, in accordance with applicable laws.

                                    b. Landlord's Liability. The liability of
                           Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to Tenant's actual direct, but not consequential, damages therefor and shall be recoverable from the interest of Landlord in the Building and the Land, and Landlord shall not be personally liable for any deficiency. This section shall not be deemed to limit or deny any remedies which Tenant may have in the event of default by Landlord hereunder which do not involve the personal liability of Landlord.

                                    c. Force Majeure. Other than for Tenant's
                           monetary obligations under this Lease and obligations which can be cured by the payment of money (e.g., maintaining insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

                                    d. Brokerage. Landlord and Tenant each
                           warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Lease except Sansone Group/DDR L.L.C. and CB Richard Ellis ("Broker"). Landlord will pay all commissions due Broker pursuant to a separate written agreement with Broker. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

                                    e. Estoppel Certificates. From time to time,
                           Tenant shall furnish to any party designated by Landlord, within ten days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request.

                                    f. Notices. All notices and other
                           communications given pursuant to this Lease shall be in writing and shall be (i) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information, (ii) hand delivered to the intended address, (iii) sent by reputable overnight courier service (e.g., Federal Express or DHL); or
                           (iv) sent by prepaid telegram, cable, facsimile transmission, or telex followed by a confirmatory letter. Notice sent by certified mail, postage prepaid, shall be effective three business days after being deposited in the United States Mail; all other notices shall be effective upon delivery to the address of the addressee. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

                                    g. Separability. If any clause or provision
                           of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

                                    h. Amendments; and Binding Effect. This
                           Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant and, other than Landlord's Mortgagee, no third party shall be deemed a third party beneficiary hereof.

                                    i. Quiet Enjoyment. Provided Tenant has
                           performed all of the terms and conditions of this Lease to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, subject to the terms and conditions of this Lease.

                                    j. Joint and Several Liability. If there is
                           more than one Tenant, then the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor of Tenant's obligations hereunder, then the obligations hereunder imposed upon Tenant shall be the joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant before proceeding against such guarantor nor shall any such guarantor be released from its guaranty for any reason whatsoever.

                                    k. Captions. The captions contained in this
                           Lease are for convenience of reference only, and do not limit or enlarge the terms and conditions of this Lease.

                                    l. No Merger. There shall be no merger of
                           the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.


                                    m. No Offer. The submission of this Lease to
                           Tenant shall not be construed as an offer, nor shall Tenant have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

                                    n. Exhibits. All exhibits and attachments
                           attached hereto are incorporated herein by this reference.

                                    Exhibit A - Outline of Premises
                                    Exhibit B - Building Rules and Regulations
                                    Exhibit C - Parking
                                    Exhibit D - Tenant Finish Work:  Allowance
                                    Exhibit E - Extension Option
                                    Exhibit F - Emergency Generator
                                    Exhibit G - Right of First Offer
                                    Exhibit H - Signage

                                    o. Entire Agreement. This Lease constitutes
                           the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith.

                                    p. Usufruct Only. This Lease Agreement shall
                           create the relationship of landlord and tenant only as between Landlord and Tenant. No estate shall pass out of the Landlord hereunder. Tenant shall have only a usufruct, not subject to levy and sale, and not assignable by Tenant except as otherwise provided herein.

EXCEPT AS OTHERWISE PROVIDED IN THE LEASE, LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE, AND TENANT'S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, SETOFF, DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

         DATED as of the date first above written.


LANDLORD                                      TENANT

OLYMPIA PROPERTIES, L.L.C.,                   INTERTECH MANAGEMENT GROUP, INC.
a Washington limited liability company

By:  Bartwood, L.L.C., its                    By: /s/ Mark W. Wright
managing member                                   ------------------------------
                                                  Name: Mark W. Wright
                                                  Title:   VP Finance & CFO

By: /s/ Henry G. Brauer
    -------------------------------------
Name:   Henry G. Brauer
Title:  Regional Director

                                    EXHIBIT A


                                  Maps omitted

                                    EXHIBIT B


                         BUILDING RULES AND REGULATIONS


         The following rules and regulations shall apply to the Premises, the Building, the parking garage associated therewith, the Land and the appurtenances thereto:

         1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

         2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

         3. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. No nails, hooks or screws shall be driven or inserted in any part of the Building except by Building maintenance personnel, except for reasonable and customary office art and decorations. No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.

         4. Landlord shall provide and maintain an alphabetical directory for all tenants in the main lobby of the Building.

         5. Landlord shall provide all door locks in each tenant's leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in its leased premises without Landlord's prior written consent. Landlord shall furnish to each tenant a reasonable number of keys to such tenant's leased premises, at such tenant's cost, and no tenant shall make a duplicate thereof. Any additional or replacement access cards will be provided at $18 per card or Landlord's then customary charge, whichever is greater.

         6. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be conducted under Landlord's supervision at such times and in such a manner as Landlord may reasonably require. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

         7. Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant's property while in the Building, shall be repaired at the expense of such tenant.

         8. Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals shall be brought into or kept in, on or about any tenant's leased premises. No portion of any tenant's leased premises shall at any time be used or occupied as sleeping or lodging quarters.

         9. Tenant shall cooperate with Landlord's employees in keeping its leased premises neat and clean. Tenants shall not employ any person for the purpose of such cleaning other than the Building's cleaning and maintenance personnel.

         10. To ensure orderly operation of the Building (except for soft drink delivery and daily newspaper delivery), no ice, mineral or other water, towels, etc. shall be delivered to any leased area except by persons approved by Landlord.

         11. Tenant shall not make or permit any improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

         12. No machinery of any kind (other than normal office equipment) shall be operated by any tenant on its leased area without Landlord's prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance.

         13. Except if caused by the willful misconduct or negligence of Landlord's agents or employees, Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant's leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

         14. No vending or dispensing machines of any kind except break areas shown on approved plans may be maintained in any leased premises without the prior written permission of Landlord.

         15. All mail chutes located in the Building shall be available for use by Landlord and all tenants of the Building according to the rules of the United States Postal Service.

         16. Landlord may designate the Building a "no-smoking" building and restrict or prohibit smoking anywhere within or outside the Building.

                                    EXHIBIT C


                                     PARKING


         Tenant shall pay for and be permitted to use in the aggregate of 4.6 per 1,000 rentable square feet in the Premises vehicular parking spaces, of which seven (7) of such spaces shall be reserved vehicular parking spaces and the remainder of which shall be non-reserved vehicular parking spaces in the parking garage or other parking facilities associated with the Building (the "Parking Facility"), all during the initial Term at the rate of (a) $-0- per month for each non-reserved space; and (b) $-0-per month for each reserved space, subject to adjustment by Landlord upon prior notice to Tenant. Tenant's use of such spaces remains subject to such terms, conditions and regulations as are from time to time charged or applicable to patrons of the Parking Facility. If, for any reason, Landlord fails or is unable to provide, or Tenant is not permitted to use, all or any portion of the parking spaces to which it is entitled hereunder, then Tenant's obligation to pay for such spaces shall be abated for so long as Tenant does not have the use thereof; this abatement shall be in full settlement of all claims that Tenant might otherwise have against Landlord because of Landlord's failure or inability to provide Tenant with such parking spaces. If Tenant sublets any portion of the Premises or assigns any of its interest in this Lease, then the parking spaces allocated to Tenant hereunder shall be reduced to the extent the ratio between the rentable square feet of the Premises and the parking spaces granted to Tenant hereunder exceeds the Building standard ratio of parking space per rentable square foot as established by Landlord from time to time. Tenant must pay for all parking spaces even though same may not be used during any month.

                                    EXHIBIT D


                          TENANT FINISH-WORK: ALLOWANCE


         1. Except as set forth on this Exhibit, Tenant accepts the Premises "AS-IS" and acknowledges that Landlord has no obligation to make or otherwise pay for any improvements, alterations or repairs thereto.

         2. Landlord will have prepared the Working Drawings for the Premises. Tenant will review and approve the Working Drawings within five (5) days following receipt thereof. As used herein, "Working Drawings" shall mean the final working drawings approved by Landlord, as amended from time to time by any approved changes thereto, and "Work" shall mean all improvements to be constructed in accordance with and as indicated on the Working Drawings. Approval by Landlord of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use, purpose, or condition, or that such drawings comply with any applicable law or code, but shall merely be the consent of Landlord to the performance of the Work. Tenant shall, at Landlord's request, sign the Working Drawings to evidence its review and approval thereof. All changes in the Work must receive the prior written approval of Landlord, and in the event of any such approved change Tenant shall, upon completion of the Work, furnish Landlord with an accurate, reproducible "as-built" plan (e.g., sepia) of the improvements as constructed, which plan shall be incorporated into this Lease by this reference for all purposes.

         3. Landlord will cause the Work to be performed by contractors and subcontractors approved in writing by Landlord. Landlord agrees that Tenant will be a third party beneficiary of any representations, warranties, and guaranties provided by any contractor or subcontractor in connection with the Work.

         4. If a delay in the performance of the Work occurs (such delay being referred to as a "Tenant Delay") (a) because Tenant does not timely approve the Working Drawings; (b) because of any change by Tenant to the Working Drawings,
(c) because of any specification by Tenant of materials or installations in addition to or other than Landlord's standard finish-out materials, or (d) if Tenant, any contractor or subcontractor, or Tenant's agents otherwise delays completion of the Work, then, notwithstanding any provision to the contrary in this Lease, Tenant's obligation to pay Basic Rental and Tenant's share of Excess shall commence on the scheduled Commencement Date. Landlord agrees to use commercially reasonable efforts to cause the Work as set forth in Exhibit D to be completed on or before the scheduled Commencement Date to the Premises. In connection therewith, and subject to delays caused by Force Majeure (as defined in the Lease) and Tenant Delays (as defined above), Landlord agrees to substantially complete the Work on or before December 1, 1999. Subject to the limitations set forth in this Section, and to the extent that there are no delays caused by Force Majeure or any Tenant Delays, if the Work is not substantially completed by December 1, 1999, Landlord agrees to pay to Tenant $516.13 (the "Penalty Amount") for each day thereafter that the Work is not completed (the total of such days being referred to herein as the "Penalty Period"). Notwithstanding the foregoing, in the event that the Work is not substantially completed within 75 days from December 1, 1999 (i.e., February 14,
2000), either Landlord or Tenant (as Tenant's sole remedy with no additional penalties accruing) may terminate this Lease. The parties agree that Landlord's maximum exposure during the Penalty Period shall be $39,225.81.

         5. Tenant shall bear the entire cost of performing the Work (including, without limitation, space planning and construction document fees, design of the Work and preparation of the Working Drawings, costs of construction labor and materials, electrical usage during construction, additional janitorial services, approved signage, related taxes and insurance costs, all of which costs are herein collectively called the "Total Construction Costs") in excess of the Construction Allowance (hereinafter defined). Upon approval of the Working Drawings and selection of a contractor, Tenant shall promptly (a) execute a reasonably satisfactory work order agreement prepared by Landlord which identifies such drawings, itemizes the Total Construction Costs and sets forth the Construction Allowance, and (b) pay to Landlord 50% of the amount by which the estimated Total Construction Costs exceed the Construction Allowance. Tenant shall pay to Landlord, within 10 days after Landlord's delivery to Tenant of an appropriate invoice, and after substantial completion of the Work as evidenced by a certificate of occupancy, an amount equal to the Total Construction Costs (as adjusted for any approved changes to the Work), less (i) the amount of the payments already made by Tenant, (ii) the amount of the Construction Allowance, and

(iii) the cost reasonably estimated by Landlord for completing all "punch list" items; finally, upon completion of the punch list items, Tenant shall pay to Landlord the costs incurred in completing the same.

         6. Landlord shall provide to Tenant a construction allowance (the "Construction Allowance") equal to the lesser of (a) $10.00 per rentable square foot in the Premises or (b) the Total Construction Costs, however, if Tenant or its agent is managing the performance of the Work, then Tenant shall not become entitled to full credit for the Construction Allowance until the Work has been substantially completed and Tenant has caused to be delivered to Landlord (i) all invoices from contractors, subcontractors, and suppliers evidencing the cost of performing the Work, together with lien waivers from such parties, and a consent of the surety to the finished Work (if applicable) and (ii) a certificate of occupancy from the appropriate governmental authority, if applicable to the Work, or evidence of governmental inspection and approval of the Work. Any unspent portion of the Construction Allowance may be retained by Landlord without credit or reimbursement to Tenant.

         7. Landlord or its affiliate shall supervise the Work, make disbursements required to be made to the contractor, and act as a liaison between the contractor and Tenant and coordinate the relationship between the Work, the Building, and the Building's systems. In consideration for Landlord's construction supervision services, Tenant shall pay to Landlord a construction supervision fee equal to three percent (3%) of the Total Construction Costs - which may be deducted from the Construction Allowance.

         8. To the extent not inconsistent with this Exhibit, Section 8a. of this Lease shall govern the performance of the Work and the Landlord's and Tenant's respective rights and obligations regarding the improvements installed pursuant thereto.

                                    EXHIBIT E


                                EXTENSION OPTION


         1. Provided no Event of Default exists at the time of such election, Tenant may renew this Lease for one (1) additional period of five (5) on the same terms provided in this Lease (except that Exhibits F, G and H shall not be applicable and as set forth below), by delivering written notice of ("Tenant's Notice") the exercise thereof to Landlord not later than nine (9) months prior to the end of the initial Term. On or before the commencement date of the extended Term, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:

         (a) The Basic Rental payable for each month during each such extended Term shall be the prevailing rental rate in the Building and other comparable buildings in the metropolitan area in which the Building is located at the commencement of such extended Term, for space of equivalent quality, size, utility and location, with the length of the extended Term to be taken into account and any then applicable step-up adjustments in rent to be considered and averaged over the applicable term;

         (b) Tenant shall have no further renewal options unless expressly granted by Landlord in writing; and

         (c) Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements.

         2. Within thirty (30) days following delivery of Tenant's Notice, Landlord shall deliver to Tenant a written notice ("Landlord's Notice") specifying the Basic Rental rate per rentable square foot per annum for the applicable additional term. Tenant shall have ten (10) days following delivery of Landlord's Notice to notify Landlord in writing ("Tenant's Renewal Notice") of (i) Tenant's exercise of its right to renew the Lease at the Basic Rental rate proposed by Landlord, or (ii) Tenant's election not to exercise its right to renew the Lease. Tenant's failure to timely deliver Tenant's Renewal Notice shall be deemed acceptance by Tenant of the Basic Rental rate proposed by Landlord.

         3. Tenant's rights under this Exhibit shall terminate if (i) this Lease or Tenant's right to possession of the Premises is terminated, (ii) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises without the approval of Landlord, or (iii) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant's exercise thereof.

                                    EXHIBIT F


                               EMERGENCY GENERATOR


A. Tenant shall have the right, at Tenant's sole cost and expense, to install and maintain an emergency generator in a space on a concrete pad outside of the Building designated by Landlord. Tenant shall maintain, at Tenant's sole cost and expense, a fence around such emergency generator. Additionally, subject to Landlord's prior written approval of plans and specifications relating thereto, which shall not be unreasonably withheld or delayed, Tenant shall have the right to install such wire, conduits, cables and other materials as necessary to connect such emergency generator to the Premises (the emergency generator and connecting material, being collectively referred to as the "Generator Installation"). Tenant shall be responsible for all costs and expenses arising from and relating to the Generator Installation. The Generator Installation shall be in compliance with all applicable federal, state and local laws and ordinances and Tenant shall indemnify and hold Landlord harmless from and against any and all loss, cost, claim and liability arising from Tenant's failure to satisfy such requirement. Landlord agrees that Tenant and representatives designated by Tenant and approved by Landlord shall have reasonable access to the Generator Installation in order to install, operate, maintain, inspect and remove as required, the Generator Installation, except when reasonable safety and security requirements of Landlord preclude such access. Landlord reserves the right to lease space in or out of the Building to other tenants, as Landlord may desire, for any purpose, including the installation and operation of a separate emergency generator. Notwithstanding any contrary provision contained herein, Landlord shall have the right to relocate, at Landlord's sole expense, upon sixty (60) days prior written notice, the Generator Installation to another location in the Building or on land adjacent thereto, as Landlord shall elect. Upon installation, Tenant shall pay to Landlord a monthly charge of $250.00 per month, as rental, for the generator, due and payable monthly in advance with the Base Rent without offset or deduction whatsoever.

B. Tenant agrees to indemnify and hold Landlord harmless from and against any and all loss, cost, claim and liability (including reasonable attorneys' fees) for injuries to all persons and for damage to or loss of all property arising or alleged to arise from the installation, maintenance, operation, existence and/or removal of the Generator Installation.

C. Upon the expiration or earlier termination of the Term of this Lease, Tenant shall remove the Generator Installation and related improvements in a good and workmanlike manner, and Tenant will repair any damage occasioned by such removal. If Tenant fails to remove the Generator Installation within thirty (30) days after the expiration or earlier termination of the Term of this Lease, Landlord shall have the right, but not the obligation, to elect either (i) to remove the Generator Installation at Tenant's cost and expense, and Landlord shall have no liability for the return of, or damage to, the Generator Installation, or (ii) to treat the Generator Installation as abandoned by Tenant.

D. Tenant shall be permitted the right to have a non-exclusive license to install an 18-inch line of site satellite dish on rooftop, provided Tenant enters into Landlord's standard form rooftop license agreement.

                                    EXHIBIT G


                              RIGHT OF FIRST OFFER


Subject to Subsection B below, and subject to any expansion or renewal options of any current tenant in the Building (a "Prior Tenant"), Landlord hereby grants to Tenant for the Term of the Lease a right of first offer for Suite 200 containing 3,378 rentable square feet of area as shown on Exhibit A hereto (collectively, the "ROFO Space"), to be exercised in accordance with Subsection A below.

         A. If any ROFO Space becomes available for lease to anyone other than a Prior Tenant, Landlord shall so notify Tenant ("Landlord's ROFO Notice") identifying the available ROFO Space (the "Subject ROFO Space"). Landlord's ROFO Notice may be given up to sixteen (16) months in advance of such availability and shall contain the terms upon which Landlord intends to offer the Subject ROFO Space for lease to the market. Tenant shall notify Landlord within ten (10) days of receipt of Landlord's ROFO Notice whether it desires to lease the Subject ROFO Space on the terms set forth in Landlord's ROFO Notice. If Tenant does not notify Landlord within said 10-day period that it will lease the Subject ROFO Space, Tenant shall be deemed to have refused the Subject ROFO Space. After any refusal, Tenant shall have no further right of first offer for such Subject ROFO Space and Landlord shall be free to lease such space to any party for any term. If Tenant exercises its right of first offer with respect to the Subject ROFO Space, such space shall be added to the Premises for all purposes of this lease for the remaining Term of the Lease (but in no event less than two (2) years) on (a) the terms specified in Landlord's ROFO Notice, and
(b) the terms of this Lease to the extent that they do not conflict with the terms specified in Landlord's ROFO Notice, except that the terms of Landlord's ROFO Notice shall not apply during any Renewal Term, and instead, the terms of the Lease applying to the remainder of the Premises during the Renewal Term shall also apply to the Subject ROFO Space.

         B. Tenant's right of first offer is subject to the conditions that: (i) on the date that Tenant delivers its notice exercising its right of first offer, Tenant is not in default under this Lease after the expiration of any applicable notice and cure periods, and (ii) Tenant shall not have assigned the Lease, or sublet any portion of the Premises under a sublease which is in effect at any time during the period commencing with Tenant's delivery of its notice and ending on the date the ROFO Space is added to the Premises.

         C. Promptly after Tenant's exercise of its right of first offer, Landlord shall execute and deliver to Tenant an amendment to the Lease to reflect changes in the Premises, Base Rent, Tenant's Proportionate Share and any other appropriate terms changed by the addition of the ROFO Space. Within 15 days thereafter, Tenant shall execute and return the amendment.

Re:      Lakeview Officer Center
         14500 South Outer Forty
         Chesterfield, Missouri


                               ASSIGNMENT OF LEASE

THE STATE OF MISSOURI                ss.
                                     ss.         KNOW ALL MEN BY THESE PRESENTS
CITY OF CHESTERFIELD


         THIS ASSIGNMENT OF LEASE (this "Assignment") is made and entered into as of (but not necessarily on) the 20th day of December, 2002, by Albacore Holdings, Inc. (formerly known as INTERTECH MANAGEMENT GROUP, INC.), a Missouri corporation ("Assignor") and DALEEN SOLUTIONS, INC., a Delaware corporation ("Assignee").

                                R E C I T A L S:
                                - - - - - - - -

         A. Olympia Properties, L.L.C., a Washington limited liability company ("Landlord") and Assignor are the parties to that certain Lease (the "Lease"), dated as of September 16, 1999, respecting certain premises containing approximately 19,981 rentable square feet of area ("Premises") in the building located at 14500 South Outer Forty, Chesterfield, Missouri ("Building").

         B. Assignor desires to assign, and Assignee desires to assume, all of Assignor's right, title and interest as tenant under the Lease.

         NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

         1. Assignor hereby sells, assigns and transfers to Assignee, and Assignee hereby acquires from Assignor, all of Assignor's right, title and interest as tenant in and to the Lease, together with the security deposit in the sum of $31,636.58 deposited thereunder. Assignor warrants and represents that it is not in default under the Lease, that Assignor has not encumbered the Lease by any prior transfer, assignment, mortgage or other encumbrance.

         2. Assignee hereby agrees to assume and perform all of the covenants, duties and obligations of Assignor under the Lease whensoever occurring to the same extent as if Assignee were originally named "Tenant" under the Lease. Such liability of Assignee under the Lease shall be joint and several with any guarantor of the Lease or Assignee's obligations hereunder or thereunder. Assignor shall have no obligation to Assignee whatsoever to perform any of the obligations of "Tenant" under the Lease, it being understood and acknowledged hereby that Assignee shall be responsible for the performance of all such obligations hereunder and under the Lease; provided, however, that Assignor shall retain the right, upon reasonable notice to Assignee, to perform any such obligations in order to prevent a continuing uncured default under the Lease.

         3. Assignor acknowledges that, pursuant to the Lease and the terms of any agreement between Assignor and Landlord (a "Consent Agreement"), Assignor shall remain directly and primarily liable for the performance of all of the covenants, duties and obligations of "Tenant" under the Lease (including, without limitation, the obligation to pay all rental and other sums provided in the Lease), and Landlord shall be permitted to enforce the provisions of the Lease against Assignor and/or Assignee in accordance with the terms of such Lease and/or any Consent Agreement and/or any assignee, sublessee or other transferee. Nothing in this paragraph or in any Consent Agreement shall be deemed to modify or waive, as among Assignee, Assignor and Daleen Technologies, Inc., any agreement between Assignee and Assignor, including, without limitation, in the Asset Purchase Agreement dated October 7, 2002, with respect to the assumption by Assignee of liabilities and obligations under the Lease, and indemnification in respect of the same.

         4. This agreement may not be changed, modified, discharged or terminated orally or in any other manner other than by an agreement in writing signed by the parties hereto or their respective successors and assigns.

         5. This Assignment of Lease is contingent upon and shall become effective only upon the execution and delivery by Assignor and Assignee and the consent of Landlord.

                         [SIGNATURES ON FOLLOWING PAGES]

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment of Lease to be executed on the day and year first written above.

                                    ASSIGNOR:

                                    Albacore Holdings, Inc. (formerly known as
                                    INTERTECH MANAGEMENT GROUP, INC.),
                                    a Missouri corporation


                                    By: /s/ Mark Wright
                                        ----------------------------------------
                                    Name:   Mark Wright
                                    Title:  President


                                    Address: 400 Chesterfield Center
                                                 Suite 200
                                                 St. Louis, MO 63017


                                    ASSIGNEE:

                                    DALEEN SOLUTIONS, INC.,
                                    a Delaware corporation


                                    By: /s/ Gordon Quick
                                        ----------------------------------------
                                    Name:   Gordon Quick
                                    Title:  President, CEO
                                    Address: 902 Clint Moore Road
                                                 Suite 230
                                                 Boca Raton, FL 33487